Exhibit 5(b)
                        Amendment to Adoption Agreement
                                      for
                           HOME FEDERAL SAVINGS BANK
              EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

                                      H04

Effective June 17, 1997, the Adoption Agreement for Home Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust is amended as follows:

1.   SECTION VI     Investment Funds is replaced by the following Section VI:
                    --------------------------------------------------------

     SECTION VI:    Investment Funds:

     The Employer hereby appoints Barclays Global Investors, N.A. to serve as Investment Manager under the Plan.

     The Employer hereby selects the following Investment Funds to be made available under the Plan (choose whichever shall apply) and consent to the lending of securities by such funds to brokers and other borrowers. The Employer agrees and acknowledges that the selection of Investment Funds made in this Section VI is solely its responsibility, and no other person, including the Sponsor or Investment Manager, has any discretionary authority or control with respect to such selection process. The Employer hereby holds Investment Manager harmless from, and indemnifies it against, any liability Investment Manager may incur with respect to such Investment Funds so long as Investment Manager is not negligent and has not breached its fiduciary duties.

     1. /x/ S&P 500 Stock Fund
     2. /x/ Stable Value Fund
     3. /x/ S&P MidCap Stock Fund
     4. /x/ Money Market Fund
     5. /x/ Government Bond Fund
     6. /x/ International Stock Fund
     7. /x/ Asset Allocation Funds (3)
           - Income Plus
           - Growth & Income
           - Growth
                              HMN Financial, Inc.
     8. /x/ (Name of Employer) Stock Fund (the "Employer Stock Fund")
     9. / / (Name of Employer) Certificate of Deposit Fund

     Note: Investment Funds 6 and 7 above will be implemented on July 2,
     1997.

2.   SECTION VIII   Investment Direction is replaced by the following
                    -------------------------------------------------
                    Section VIII:
                    ------------

     SECTION VIII:  Investment Direction/Transfers:
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     A.   Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer as specified in Section VI of this Adoption Agreement; provided, however, that the following portions of a Member's Account must be invested in the Employer Stock Fund (choose whichever shall apply):

          1.   / / Employer Profit Sharing Contributions
          2.   / / Employer Matching Contributions
          3.   / / Employer Basic Contributions
          4.   / / Employer Supplemental Contributions
          5.   / / Employer Qualified Nonelective Contributions

     B. --- Amounts invested in the Employer Stock Fund may not be transferred to any other Investment Fund.

     C. A Member may change his or her investment direction (choose 1,2, or 3):

          1.   / / 1 time per business day.
          2.   / / 1 time per calendar month.
          3.   / / 1 time per calendar quarter.

     D. If a Member fails to make an effective investment direction, the employee's contributions and employer contributions made on the Member's behalf shall be invested in Money Market Fund
                                               -----------------
          (insert one of the Investment Funds selected in Section VI of this Adoption Agreement).

3.   SECTION XV     Trustee is replaced by the following Section XV:
                    -----------------------------------------------

     SECTION XV:    Trustee:

     The Employer hereby appoints The Bank of New York to serve as Trustee for all Investment Funds under the Plan except the Employer Stock Fund.

     The Employer hereby appoints the following person or entity to serve as Trustee under the Plan for the Employer Stock Fund.*

     Name:   Bank of New York
           ---------------------------------

     Address:
              ------------------------------

     Telephone No:                           Contact:
                   -------------------------         ----------------------


     ----------------------------------------
                 Signature of Trustee
     (Required only if the Employer is serving as its own Trustee)

     * Subject to approval by The Bank of New York, if The Bank of New York is appointed as Trustee for the Employer Stock Fund.

     The Employer hereby appoints The Bank of New York to serve as Custodian under the Plan for the Employer Stock Fund in the event The Bank of New York does not serve as Trustee for such Trust.

               EXECUTION OF AMENDMENT TO THE ADOPTION AGREEMENT
               ------------------------------------------------

Upon execution by the Employer of this Amendment, the Adoption Agreement, as amended, together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the Home Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust.

IN WITNESS WHEREOF, the Employer has caused this Amendment to the Adoption Agreement to be executed by its duly authorized officer this 28 day of May, 1997.

                              HOME FEDERAL SAVINGS BANK


                              By:   /s/ Roger P. Weise
                                    -------------------------

                              Name:  Roger P. Weise
                                    -------------------------

                              Title: President
                                    -------------------------
H04



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